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                                                                    EXHIBIT 99.3

                            MEDIS TECHNOLOGIES LTD.

                         NOTICE OF GUARANTEED DELIVERY

    This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the
prospectus, dated             , 2002 (the "Prospectus"), of Medis
Technologies Ltd., a Delaware corporation ("Medis"), if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York
City time, on       , 2002 (as it may be extended, the "Expiration Date"). The
Notice of Guaranteed Delivery must be sent by mail or facsimile transmission to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $2.00 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

    The addresses and telecopier number of the Subscription Agent are as follows:


          IF BY OVERNIGHT COURIER:                              IF BY HAND:

   American Stock Transfer & Trust Company        American Stock Transfer & Trust Company
           Attention: Rights Agent                        Attention: Rights Agent
               59 Maiden Lane                                 59 Maiden Lane
          New York, New York 10038                       New York, New York 10038

    IF BY FIRST CLASS OR REGISTERED MAIL:                    IF BY FACSIMILE:

   American Stock Transfer & Trust Company                    (718) 234-5001
           Attention: Rights Agent              TO CONFIRM BY TELEPHONE OR FOR INFORMATION,
               59 Maiden Lane                                      CALL:
          New York, New York 10038                            (718) 921-8200


                            ------------------------

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

    The Undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by Medis and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per whole Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate and shares set forth below pursuant to the Oversubscription Privilege described in the Prospectus:

No. of Subscription Rights exercised pursuant to Basic
Subscription Privilege (shares subscribed for):
                                                               ----------
                            plus
No. of Shares subscribed for pursuant to Oversubscription+
Privilege:
                                                               ----------
  Total:
                                                               ----------
                                                                  x $2.00
Total Payment Due:                                             $
                                                               ==========

    The undersigned understands that payment of the Subscription Price of $2.00 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

    [  ] is being delivered to the Subscription Agent herewith; or

    [ ] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

        [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

        [  ] certified check

        [  ] bank draft (cashier's check)


        [  ] money order


        [  ] wire transfer of immediately available funds


    If by certified check, bank draft or money order, please provide the following information:


    Name of maker: _____________________________________________________________

    Date of check, draft or money order: _______________________________________

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    Bank on which check is drawn or issuer of money order: _____________________

Signature(s)                                   Address
                                               Please type or print

Name(s):                                       Telephone:
        Please type or print                            Please type or print

Subscription Certificate No(s).:

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